EXHIBIT 99.1

FOR IMMEDIATE RELEASE


ADA-ES Selected to Work on Additional Mercury Control Projects

LITTLETON, CO - November 29, 2004 - Environmental technology and specialty chemical company ADA-ES, Inc. (NASDAQ:ADES) announced today that it has been selected by the U.S. Department of Energy's National Energy Technology Laboratory (DOE/NETL) to perform additional full-scale field tests of sorbent-based mercury control technology for coal-fired power plants. ADA-ES will recognize $1-$2 Million in annual revenues from this contract during 2005 to 2007. This includes primary funding from DOE/NETL and at least 25% cost sharing provided by participating power companies.

In this new program, ADA-ES will install mercury control technology at four power plants and evaluate performance and costs. Testing of novel high-temperature sorbents, including ADA-ES' proprietary flue gas conditioning agents, will be conducted at two plants owned and operated by MidAmerican Energy. This is an important market segment that is currently not being addressed by current products.

Tests will also be conducted to evaluate a new Electric Power Research Institute (EPRI) technology named TOXECON II on both low-sulfur Western coal and high-sulfur Eastern coal. The TOXECON II process uses activated carbon to reduce mercury emissions in an innovative low-capital cost configuration that prevents contamination of the ash. This technology is geared for power plants that need to reduce mercury emissions by 50 to 70%, but want to continue to sell their ash for use in concrete. Host sites will be provided by American Electric Power (AEP) and Entergy (ETR).

These full-scale field tests are key to developing and supplying effective and reliable mercury control technology for a large majority of the power plants that could be impacted by pending mercury control regulations. This program will document mercury removal on both scrubbed and un-scrubbed plants. Coal-fired plants, which generate over 50% of the electricity used in the US, are faced with meeting new regulations being proposed by EPA and Federal and State legislatures to reduce mercury emissions.


"The four new test sites were specifically selected to provide key operating data that will be complementary to our earlier demonstrations," said Dr. Michael Durham, President of ADA-ES. "The results generated from these programs will provide important information to ADA-ES as a supplier, as well as electric power generators, DOE, and the regulatory community."

	-more-



ADA-ES, Inc. News Release
Page 2
November 29, 2004

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.


This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements may involve significant uncertainties. Actual events or results - including predicted revenues and achievement of positive cash flow - could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filing with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.				 -or-   Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com